Exhibit 99.1
FOR IMMEDIATE RELEASE
Contact: Valerie Collado
Phone: (484) 885-9338
Fax: (484) 881-7402
Email: valerie_collado@vwr.com
VWR to Hold Third Quarter 2011 Financial Results Conference Call
RADNOR, PA, November 7, 2011 — VWR Funding, Inc., the parent company of VWR International, LLC, a leading global laboratory supply and distribution company, will hold a conference call on Thursday, November 10, 2011, to discuss its third quarter 2011 financial results.

Who:	John M. Ballbach, Chairman, President and CEO
Gregory L. Cowan, Senior Vice President and CFO

When:	Thursday, November 10, 2011
9:00 AM Eastern Time (ET)

How:	Interested parties may participate by dialing (760) 298-5093 or toll free at (877) 845-1003. A replay of the call will be available from 12:00 PM ET on Thursday, November 10, 2011, through midnight on Thursday, November 24, 2011, by dialing (404) 537-3406 or toll free at (855) 859-2056, pass code for both replay numbers will be 20265751.

Information:	VWR Funding’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2011, will be filed on or before Thursday, November 10, 2011, with the Securities and Exchange Commission.
About VWR International, LLC
VWR International, LLC, headquartered in Radnor, Pennsylvania, is a global laboratory supply and distribution company with worldwide sales in excess of $3.6 billion in 2010. VWR enables the advancement of the world’s most critical research through the distribution of a highly diversified product line to most of the world’s top pharmaceutical and biotech companies, as well as industrial, educational and governmental organizations. With 150 years of industry experience, VWR offers a well-established distribution network that reaches thousands of specialized labs and facilities spanning the globe. VWR has over 7,000 associates around the world working to streamline the way researchers across North America, Europe, and Asia stock and maintain their labs. In addition, VWR further supports its customers by providing onsite services, storeroom management, product procurement, supply chain systems integration and technical services.
For more information on VWR, phone (800) 932-5000, visit www.vwr.com, or write, VWR International, LLC, Radnor Corporate Center, Building One, Suite 200, 100 Matsonford Road, Radnor, PA 19087.
VWR and design are registered trademarks of VWR International, LLC.
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